Exhibit 99.2

Amendment to Bylaws of PG&E Corporation Effective September 20, 2016

Article II.
DIRECTORS

1.  Number.  As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be thirteen (13) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.